                       THE AFFILIATED MANAGERS GROUP, INC.
                            DEFINED CONTRIBUTION PLAN

PREAMBLE

     This Plan shall be known as The Affiliated Managers Group, Inc. Defined Contribution Plan (the "Plan"). The object of the Plan is to provide certain select management employees of the Affiliated Managers Group, Inc. ("AMG") with an ownership interest in AMG and certain investments managed by AMG's affiliates and subsidiaries and to align the interests of those employees with those of AMG's shareholders.

     The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I

                                   DEFINITIONS

     Section I.1 "Account" means one or more of a Participant's AMG Stock Account, a Participant's Affiliate Investments Account or the Unallocated Account, as the context requires.

     Section I.2 "Administrative Committee" means the committee of the Board appointed by the Board to administer the Plan.

     Section I.3 "Affiliate Investment" means an equity investment by the Trust in investment products managed or advised by an affiliate or subsidiary of AMG.

     Section I.4 "Affiliate Investments Account" means the separate account established in the name of each Participant under Section 4.1 to hold cash (and Affiliate Investments purchased with such cash) that has been allocated to such Participant and any distribution received with respect to such cash or Affiliate Investments.

     Section I.5 "AMG Stock Account" means the separate account established in the name of each Participant under Section 4.1 to hold cash, shares of Stock and any distributions received with respect to such Stock.

     Section I.6 "Beneficiary" means the person or persons (including a trust or estate) who are entitled to receive any benefit payable hereunder by reason of the death of a Participant, as designated pursuant to Section 9.1.

     Section I.7 "Board" means the Board of Directors of AMG.

     Section I.8 "Cause" means any of the following: (a) the Participant's conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (i) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (ii) on a felony charge or
(iii) on an equivalent charge to those in clauses (i) and (ii) in jurisdictions which do not use those designations; (b) the Participant's willful or grossly negligent failure to perform duties owed to AMG; (c) the Participant's willful violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AMG or any of its subsidiaries or affiliates is a member; or (d) the Participant's willful violation of any Firm policy concerning hedging or confidential or proprietary information, or material violation of any other Firm policy as in effect from time to time. The determination as to whether "Cause" has occurred shall be made by the Administrative Committee. In the event the Administrative Committee believes that a Participant has engaged in of any of Causes (b) through (d) above, the Administrative Committee shall give written notice to such Participant of such Cause with sufficient particularity to permit the Participant to cure such Cause within 30 days following such written notice. The Administrative Committee shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting "Cause".

     Section I.9 "Change in Control" means the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AMG (a "Reorganization") or sale or other disposition of all or substantially all of AMG's assets to an entity that is not an affiliate of AMG (a "Sale"), that in each case requires the approval of AMG's stockholders under the law of AMG's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of AMG in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the parent entity (or, if there is no parent entity, the surviving entity) following the consummation of the Reorganization or Sale were, at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale, individuals (the "Incumbent Directors") who either (1) were members of the Board on the Effective Date or (2) became directors subsequent to the Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of AMG's proxy statement in which such persons are named as a nominee for director); but provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director.

     Section I.10 "Code" means the Internal Revenue Code of 1986, as amended, from time to time.

     Section I.11 "Disability" means a disability as defined in any long-term disability plan of AMG or, in the absence of such plan, the inability of the Participant to perform the functions of his or her position with AMG for a period of 150 consecutive business days or 200 business days in a period of 365 consecutive days as determined by a physician selected by the Administrative Committee in its reasonable business judgment.

     Section I.12 "Effective Date" means December 31, 1999.

     Section I.13 "Employment" means a Participant's performance of services for AMG, as determined by the Administrative Committee. The terms "employ" and "employed" shall have their correlative meanings.

     Section I.14 "Fair Market Value" means, with respect to Plan Assets on any day, for any security listed on nationally recognized securities exchange, the closing asked price on the most recent day on which such security was traded or, if not so listed, the fair market value as determined in accordance with a valuation methodology approved by the Administrative Committee.

     Section I.15 "Initial Contribution" means the initial shares of Stock or cash contributed to the Plan and Trust.

     Section I.16 "Investment Committee" means the committee appointed by the Administrative Committee with the power to direct the Trustee as to investment of Plan Assets other than the AMG Stock Accounts. The Investment Committee currently is composed of Sean M. Healey, Darrell W. Crate and Nathaniel Dalton.

     Section I.17 "Participant" means an employee of AMG who is designated as a Participant by the Administrative Committee pursuant to Article II.

     Section I.18 "Participant's Accounts" means a Participant's AMG Stock Account and Affiliate Investment Account

     Section I.19 "Plan" means The Affiliated Managers Group, Inc. Executive Retention Plan, as described herein and as hereafter amended from time to time.

     Section I.20 "Plan Assets" means cash, Stock or other assets contributed to the Trust by AMG and any other assets or instruments into which such contributions are converted pursuant to the Trust, without regard to whether such Plan Assets are held in the Unallocated Account, an AMG Stock Account or an Affiliate Investments Account.

     Section I.21 "Plan Year" means any calendar year or part thereof beginning on the Effective Date.

     Section I.22 "Stock" means shares of AMG's common stock, par value $0.01 per share.

     Section I.23 "Trust" means the legal entity created by the Trust Agreement.

     Section I.24 "Trust Agreement" means the agreement, dated as of the Effective Date, by and between AMG and the Trustee, including any amendments thereto, setting forth the rights and obligations of the parties thereto in respect of the contributions to and distributions from the Trust, and the establishment and administration of the Accounts pursuant to the Plan.

     Section I.25 "Trustee" means any corporation, individual or individuals who shall accept the appointment as trustee to execute the duties of the trustee pursuant to the Trust Agreement.

     Section I.26 "Unallocated Account" means a separate account established under Section 4.1 to hold Plan Assets arising from AMG's contributions, forfeitures or distributions in respect of such Plan Assets pending the allocation and reallocation of such Plan Assets to the AMG Stock Accounts or Affiliate Investment Accounts of Participants.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

     Each employee designated by the Administrative Committee shall become a Participant in the Plan on the date he or she is so designated. A Participant shall remain a Participant until the date he or she receives a distribution of the entire vested portion of his or her Participant's Accounts or, if earlier, the date such Participant's interest in his or her Participant's Accounts is forfeited in accordance with Article V.

                                   ARTICLE III

                                  CONTRIBUTIONS

     On December 31. 1999, AMG shall establish the Trust and irrevocably contribute the Initial Contribution to the Trust. AMG may contribute additional shares of Stock or cash to the Trust from time to time at its sole discretion.

                                   ARTICLE IV

                           ALLOCATION OF CONTRIBUTIONS

     Section IV.1 ESTABLISHMENT OF ACCOUNTS. There shall be established an AMG Stock Account and an Affiliate Investment Account in the name of each Participant and a separate account (the Unallocated Account) to which any forfeitures occurring hereunder may be credited pending allocation to Participants. The Accounts shall also hold any distributions with respect to the Plan Assets held therein until such distributions are payable pursuant to the Plan.

     Section IV.2 ALLOCATIONS TO PARTICIPANTS' ACCOUNTS. The Administrative Committee shall in its sole discretion designate the total of any contributions and forfeitures allocable to each Participant's Accounts each Plan Year. In the absence of a designation by the Administrative Committee as to any Plan Year, the allocation formula of the previous Plan Year shall be used as of the end of such Plan Year, adjusted as follows: any allocation from such previous Plan Year for Plan Participants whose accounts were forfeited pursuant to Section 5.5 or who are no longer employees of AMG shall be allocated among the remaining Participants such that the ratio of allocations relating to the previous Plan Year among such remaining Participants is preserved. The allocation shall be split evenly between the eligible Participant's AMG Stock Account and Affiliate Investment Account unless the Administrative Committee shall decide otherwise prior to any such allocation. Notwithstanding the foregoing, the allocation of the Initial Contribution is set forth in Schedule A attached hereto.

     Section IV.3 INVESTMENT. The AMG Stock Account shall be invested solely in shares of AMG Stock that shall be contributed by AMG or that the Trustee shall purchase from AMG with any cash contribution made by AMG. The Affiliate Investments Account shall be invested by the Trustee in such Affiliate Investments as directed by the Investment Committee from cash contributions made by AMG.

     Section IV.4 VOTING OF STOCK; TENDER OR EXCHANGE OFFERS. With respect to the Plan Assets allocated to Participant's Accounts, each Participant shall be entitled to instruct the Trustee, on a confidential basis (a) as to the manner in which the Trustee's rights will be exercised with respect to any matter which involves the voting or other similar rights attached to such Plan Assets, and
(b) in the event of a tender or exchange offer for all or substantially all of the Stock of AMG, whether such Stock shall be tendered or exchanged by the Trustee. Without limiting the foregoing, the Trust Agreement shall provide that the Trustee shall have no discretion and shall be required to vote, tender or exchange Plan Assets held by the Trust as follows: (i) Plan Assets allocated to Participant's Accounts shall be voted, tendered or exchanged, as applicable, in accordance with any instructions received from such Participant or such Participant's authorized representative pursuant to a duly executed power of attorney or similar instrument, (ii) Plan Assets held in Participant's Accounts with respect to which the Trustee does not receive instructions shall not be voted, tendered or exchanged, as applicable, and (iii) Plan Assets held in the Unallocated Account shall be voted, tendered or exchanged, as applicable, in the same proportion as the applicable Plan Assets allocated to Participant's

Accounts with respect to which instructions are received by the Trustee are voted, tendered or exchanged.

                                    ARTICLE V

                                     VESTING

     Section V.1 VESTING IN THE INITIAL CONTRIBUTION.

     (a) VESTING IN THE AMG STOCK ACCOUNT. A Participant's interest in his or her AMG Stock Account attributable to the Initial Contribution shall vest and be distributable as follows:

                   VESTING DATE               ADDITIONAL VESTING    CUMULATIVE VESTING
                                              PERCENTAGE IN THE     PERCENTAGE IN THE
                                              AMG STOCK ACCOUNT     AMG STOCK ACCOUNT
       --------------------------------------------------------------------------------
                December 31, 2001                    25%                   25%
                December 31, 2002                    25%                   50%
                December 31, 2003                    25%                   75%
                December 31, 2004                    25%                   100%
       --------------------------------------------------------------------------------

Subject to the determination of the Administrative Committee, vesting of Stock in the AMG Stock Account shall be subject to rounding to avoid the vesting of fractional shares of Stock.

     (b) VESTING IN THE AFFILIATE INVESTMENT ACCOUNT. A Participant's interest in his or her Affiliate Investment Account attributable to the Initial Contribution shall vest as follows:

                   VESTING DATE               ADDITIONAL VESTING    CUMULATIVE VESTING
                                               IN THE AFFILIATE      IN THE AFFILIATE
                                              INVESTMENT ACCOUNT    INVESTMENT ACCOUNT
       --------------------------------------------------------------------------------
                December 31, 2003                    50%                   50%
                December 31, 2004                    50%                   100%
       --------------------------------------------------------------------------------

     Section V.2 VESTING IN CONTRIBUTIONS FOLLOWING THE INITIAL CONTRIBUTION. The Administrative Committee, in its sole discretion, shall determine the vesting schedule for the contributions and forfeitures attributable to each Plan Year prior to any allocation to Participant's Accounts.

     Section V.3 VESTING OF FORFEITURES. Forfeitures allocated among Participants pursuant to Section 5.5 shall vest according to Sections 5.1 and
5.2 above as appropriate, unless otherwise decided by the Administrative Committee.

     Section V.4 SPECIAL RULE. Notwithstanding any other provision of this Plan, provided that a Participant's Accounts have not previously been forfeited, such Participant shall be 100% vested in his or her Participant's Accounts upon (i) the death or Disability of such Participant, (ii) such Participant's termination of Employment by AMG without Cause, (iii) the termination of the Plan or (iv) a Change in Control.

     Section V.5 FORFEITURE. Unless the Administrative Committee determines otherwise, and except under the circumstances specified in Section 5.4, SPECIAL RULE, unvested Plan Assets in any Participant's Accounts shall be immediately forfeited and such unvested Plan Assets shall not be distributable to such Participant upon the termination of Employment of the Participant.

     In the event of such forfeiture, all unvested Plan Assets in any such former Participant's Accounts shall be returned to the Unallocated Account, added to any contributions for such Plan Year and allocated as of the end of the Plan Year in accordance with the provisions of Section 4.2.

                                   ARTICLE VI

                                  DISTRIBUTIONS

     Section VI.1 GENERAL. Except as provided below and in Section 9.10, all vested Plan Assets credited to any Participant's Accounts shall be promptly distributed to such Participant (or, if applicable, his or her Beneficiary) and shall be subject to the provisions of Sections 9.8 and 9.9. The distribution of shares of Stock shall be in whole shares only with any remainder being paid in cash; all other distributions shall be in cash.

     Section VI.2 EARNINGS. Any taxable income or capital gain in respect of Plan Assets allocated to a Participant's Accounts on the record date for such dividend or payment shall be distributed to such Participant as soon as practicable following the end of the calendar quarter in which such dividend or payment is received without regard to whether such Participant is vested in such Plan Assets. No taxable income or capital gain in respect of Plan Assets shall be allocated to the Unallocated Account. No interest shall be payable on any dividends or other earnings allocated to a Participant's Accounts but not yet distributed.

                                   ARTICLE VII

                             ADMINISTRATION OF PLAN

      Section VII.1 PLAN ADMINISTRATOR. The Plan Administrator shall be the Administrative Committee which shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under this Plan, (b) construe, interpret and implement the Plan, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,
(d) make all determinations necessary or advisable in administering the Plan, and (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan. Action by the Administrative Committee may be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the members of the Administrative Committee and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determinations of the Administrative Committee on all matters relating to the Plan shall be final, binding and conclusive. The responsibility of the Administrative Committee with respect to the management or control of the assets of the Trust may be delegated or allocated to the Trustee and, for investment direction to the Investment Committee.

     Section VII.2 INDEMNIFICATION. No member of the Administrative Committee or the Investment Committee or any employee of AMG shall be liable for any action or determination made in good faith with respect to the Plan. Each such person shall be indemnified and held harmless by AMG against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person, with AMG's approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that AMG shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under AMG's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that AMG may have to indemnify such persons or hold them harmless.

     Section VII.3 COMMUNICATION BY ADMINISTRATIVE COMMITTEE OR INVESTMENT COMMITTEE. Decisions and directions of the Administrative Committee or the Investment Committee may be communicated to the other Committee, the Trustee, a Participant, a Beneficiary, AMG or any other person who is to receive such decision or direction by a document signed by any one or more members of the Administrative Committee or Investment Committee (or persons other than members) so authorized, and such decision or direction of the Administrative Committee or Investment Committee may be relied upon by the recipient as being the decision of the applicable Committee. The Administrative Committee or Investment Committee may authorize one or more of its members, or a designee who is not a member, to sign on behalf of the entire applicable Committee.

     Section VII.4 INVESTMENT COMMITTEE. The Investment Committee shall be the Investment Fiduciary, as described in the Trust Agreement, and shall direct the Trustee in respect of specific investments in the Affiliate Investment Accounts in order that the holdings in such Affiliate Investment Accounts readily may satisfy any requirement for payment of cash (a) to Participants upon vesting of such Affiliate Investment Accounts and (b) to AMG for satisfaction of any applicable withholding taxes in respect of such Affiliate Investment Accounts.

                                  ARTICLE VIII

                          AMENDMENT, TERMINATION, ETC.

     The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue and terminate the Plan or the Trust Agreement; provided that, no such modification, alteration, amendment, suspension, discontinuance or termination shall materially adversely affect, without the consent of the individual affected Participant, the rights of any Participant under this Plan with respect to contributions previously made, except that the Board reserves to itself alone the right to (a) accelerate the vesting of Participants' Accounts and (b) make distributions to Participants upon the termination of the Plan. Notwithstanding the foregoing, no modification, alteration, amendment or termination of the Plan may be made which would cause or permit any part of the assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or which would cause any part of the assets of the Trust to revert to or become the property of AMG. Any modification, alteration or amendment to the Plan shall be in writing signed by the Chief Executive Officer of AMG or his designee.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section IX.1 DESIGNATION OF BENEFICIARIES. A Participant may designate, in accordance with procedures established by the Administrative Committee, a Beneficiary or

Beneficiaries to receive all or part of the amounts payable hereunder in the event of such Participant's death. A designation of a Beneficiary may be replaced by a new designation or may be revoked by a Participant at any time in accordance with procedures established by the Administrative Committee. In the event of a Participant's death, the amounts payable hereunder with respect to which a designation of Beneficiary has been made shall be paid in accordance with the Plan to such designated Beneficiary or Beneficiaries. Any amounts payable upon death and not subject to such designation shall be distributed to the Participant's estate. If there is any question as to the legal right of any Beneficiary to receive payment of amounts hereunder, the amounts in question may be paid to the Participant's estate, in which event AMG shall have no further liability to anyone with respect to such amounts. A Beneficiary shall have no rights under the Plan other than the right, subject to the immediately preceding sentence, to receive such amounts, if any, as may be payable under this Section 9.1.

     Section IX.2 NONASSIGNABILITY. No rights granted to any Participant or any Beneficiary under the Plan (including any interest in the Accounts) may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument) (each such action being hereinafter referred to as an "assignment"), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution. Any assignment in violation of the provisions of this Section 9.2 shall be void. All the terms of this Plan shall be binding upon such permitted successors and assigns.

     Section IX.3 PLAN CREATES NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of AMG or affect any right which AMG may have to terminate such Employment.

     Section IX.4 LIMIT ON LIABILITY. No person shall have any right or interest in the Plan or the Trust other than as provided herein. The Trust assets shall under no circumstances be available to the creditors of AMG. All distributions under the Plan shall be paid or provided solely from the Trust assets, and AMG shall have no responsibility or liability to any Participant or Beneficiary relating to any assets (including Stock) contributed to the Trust. Any final distribution to any Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against the Trust, the Trustee, the Administrative Committee, the Investment Committee, the Board, AMG and its employees with respect to the Plan or Trust.

     Section IX.5 ARBITRATION. Any dispute, controversy or claim between AMG and any Participant arising out of or relating to or concerning the provisions of the Plan or the Trust shall be finally settled by arbitration in Boston, Massachusetts before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by any Participant must first be submitted to the Administrative Committee in accordance with claim procedures determined by the Administrative Committee in its sole discretion. This Section is subject to the provisions of Section 9.6.

     Section IX.6 CHOICE OF FORUM.

          (a) AMG AND EACH PARTICIPANT, AS A CONDITION TO SUCH PARTICIPANT'S PARTICIPATION IN THE PLAN, HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF BOSTON, MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO THE PROVISIONS OF SECTION 9.5. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. AMG and each Participant, as a condition to such Participant's participation in the Plan, acknowledge that the forum designated by this Section 9.6(a) has a reasonable relation to the Plan, and to the relationship between such Participant and AMG. Notwithstanding the foregoing, nothing herein shall preclude AMG from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Sections 9.5 and 9.6.

          (b) The agreement by AMG and each Participant as to forum is independent of the law that may be applied in the action, and AMG and each Participant, as a condition to such Participant's participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which AMG or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9.6(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 9.6 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon AMG and each Participant.

          (c) Each Participant, as a condition to such Participant's participation in the Plan, hereby irrevocably appoints the General Counsel of AMG as such Participant's agent for service of process in connection with any action or proceeding arising out of or relating to or concerning the Plan which is not arbitrated pursuant to the provisions of Section 9.5, who shall promptly advise such Participant of any such service of process.

          (d) Each Participant hereby agrees, as a condition to such Participant's participation in the Plan, to keep confidential the existence of, and any information concerning, a dispute described in Section 9.5 or 9.6, except that a Participant may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to such Participant's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

          (e) Each Participant recognizes and agrees that prior to being selected by the

Administrative Committee to participate in the Plan such Participant has no right to any benefits hereunder. Accordingly, in consideration of a Participant's selection to participate in the Plan, each Participant expressly waives any right to contest the amount of any contribution to the Plan, the terms of the Plan, any determination, action or omission hereunder by the Administrative Committee, AMG or the Board, or any amendment to the Plan (other than an amendment to which such Participant's consent is expressly required by
Article VIII).

          Section IX.7 GOVERNING LAW. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          Section IX.8 TAXES AND WITHHOLDING.

          (a) Upon a Participant's vesting in all or any portion of his or her Participant's Accounts, or in connection with any distribution or other event that gives rise to a federal or other governmental tax withholding obligation relating to the Plan (including, without limitation, FICA and Medicare tax), the Trustee shall satisfy such withholding obligation as provided herein. If the event giving rise to the withholding obligation involves a transfer of shares of Stock, then the Trustee shall remit to AMG shares of Stock having a Fair Market Value equal to the amount of tax to be withheld, or, at the discretion of the Participant, the Participant may pay such withholding obligation directly to AMG in cash. If the event giving rise to the withholding obligation involves the Affiliate Investments Account or distribution of income or capital gains of the Trust, then the Trustee shall take such actions as shall permit it to remit cash to AMG. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount may be settled in cash).

          (b) The Trustee may transfer to AMG any amounts (cash or shares of Stock or other securities) withheld or received from the Participant pursuant to
Section 9.8(a). Any deduction of cash, shares of Stock or other securities from the Participant's Accounts by the Trustee pursuant to this Section 9.8 shall be treated as a distribution from the Trust to such Participant and an election by the Participant to have such shares of Stock or other securities applied to satisfy the withholding obligation.

          (c) No Participant may make an election pursuant to section 83(b) of the Code with respect to his or her interest in the Trust, any shares of Stock or any other property held by the Trust.

          Section IX.9 CONSENTS AND LEGENDS. The vesting and distribution to a Participant of any shares of Stock or other securities may be conditioned on the receipt, to the full satisfaction of the Administrative Committee, of (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Participant with respect to the disposition of shares of Stock or other securities, or with respect to any other matter, which the Administrative Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency that the Administrative Committee may determine to be necessary or advisable and (d) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Administrative Committee. Nothing herein shall require AMG to list, register or qualify the shares of Stock or other securities on any securities exchange. AMG may affix to any stock certificate (or other document or evidence of ownership) representing shares of Stock or other securities distributed under the Plan any legend that the Administrative Committee determines in its sole discretion to be necessary or advisable (including to reflect any restrictions to which a Participant may be subject under a separate agreement with AMG). AMG may advise the transfer agent to place a stop order against any legended shares of Stock or other Securities.

          Section IX.10 FORFEITURE AND REPAYMENT AFTER ERRONEOUS VESTING. If, following any date on which a Participant becomes vested in all or any portion of his or her Participant's Accounts (the "Erroneously Vested Portion"), the Administrative Committee determines that all terms and conditions of the Plan were not satisfied on the relevant vesting date, such Participant or former Participant shall cease to be vested in, and shall forfeit, such Erroneously Vested Portion, and the Trust shall be entitled to receive, and such Participant or former Participant shall be obligated to pay the Trust immediately upon demand therefor the Fair Market Value of any shares of Stock or interest in Affiliate Investments (determined as of the date of vesting) and the amount of any cash delivered in respect of any distribution of the Erroneously Vested Portion, without reduction for any shares of Stock or other securities or cash, applied to satisfy withholding tax or other obligations in respect of such erroneous vesting event.

          Section IX.11 SEVERABILITY; ENTIRE AGREEMENT. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of the provisions of this Plan is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof.

     Section IX.12 EXPENSES. All expenses incurred by the Administrative Committee and the Trustee in connection with administering this Plan and the Trust shall be paid by AMG. All taxes imposed on the Trust related to income credited to or attributable to Trust assets shall be paid from such assets and charged against the Participant's Account to which the income is allocated as though it were payable directly to the Participant.

          Section IX.13 SUCCESSORS AND ASSIGNS. The terms of this Plan shall be binding upon and inure to the benefit of AMG and its successors.

          Section IX.14 PLAN HEADINGS. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

          Section IX.15 CONSTRUCTION. In the construction of this Plan, the singular shall include the plural, and vice-versa, in all cases where such meanings would be appropriate.

          IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of December 31, 1999 by AMG, it has caused the same to be signed by its duly authorized officer this 31st day of December, 1999.

                             AFFILIATED MANAGERS GROUP, INC.

                             By: /s/ SEAN M. HEALEY
                                 ---------------------------
                                 Name: Sean M. Healey
                                 Title: President and Chief Operating Officer

                                                                      SCHEDULE A

                       THE AFFILIATED MANAGERS GROUP, INC.
                            DEFINED CONTRIBUTION PLAN

                       ALLOCATION OF INITIAL CONTRIBUTION

           PARTICIPANT                       AMG STOCK ACCOUNT             AFFILIATE INVESTMENTS ACCOUNT
---------------------------------- --------------------------------------- ----------------------------------------
William J. Nutt                                   $750,000                                $750,000
---------------------------------- --------------------------------------- ----------------------------------------

Sean M. Healey                                    $500,000                                $500,000
---------------------------------- --------------------------------------- ----------------------------------------

Darrell W. Crate                                  $375,000                                $375,000
---------------------------------- --------------------------------------- ----------------------------------------

Nathaniel Dalton                                  $375,000                                $375,000
---------------------------------- --------------------------------------- ----------------------------------------

Seth W. Brennan                                   $300,000                                $300,000
---------------------------------- --------------------------------------- ----------------------------------------

Levon Chertavian, Jr.                             $200,000                                $200,000
---------------------------------- --------------------------------------- ----------------------------------------